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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-3836, 33-81706, 33-62645, 333-69081, 333-69089, 333-35118 and 333-69690 of
REX Stores Corporation on Forms S-8 of our reports dated April 13, 2005 relating to the consolidated financial statements and financial statement schedule of REX Stores Corporation and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of REX Stores Corporation for the year ended January 31, 2005.

DELOITTE & TOUCHE LLP
Cincinnati, Ohio
April 13, 2005